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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. and Time Warner Financing Trust on Form S-3 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated May 31, 1995, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

Houston, Texas
June 9, 1995